UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 1, 2008

PolyOne Corporation
(Exact Name of Registrant as Specified in Charter)

Ohio	1-16091	34-1730488
(State or Other	(Commission File No.)	(I.R.S. Employer
Jurisdiction		Identification No.)
of Incorporation)

PolyOne Center, 33587 Walker Rd.
Avon Lake, Ohio 44012
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:
(440) 930-1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2008, the Board of Directors of PolyOne Corporation (the “Company”), upon recommendation of the Compensation and Governance Committee of the Board of Directors of the Company, appointed Messrs. Richard A. Lorraine and William H. Powell to membership, effective immediately. The entire Board of Directors, including Messrs. Lorraine and Powell, will be up for election at the next Annual Meeting of Shareholders. Mr. Lorraine has been named to serve on the Audit Committee and the Compensation and Governance Committee, effective immediately. Mr. Powell has been named to serve on the Environmental Health and Safety Committee, the Financial Policy Committee and the Compensation and Governance Committee, effective immediately. There is no arrangement or understanding between Mr. Lorraine and any other persons pursuant to which Mr. Lorraine was selected as a director. There is no arrangement or understanding between Mr. Powell and any other persons pursuant to which Mr. Powell was selected as a director.  Neither Mr. Lorraine nor Mr. Powell has any reportable transactions under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2008

POLYONE CORPORATION

By:	/s/ Lisa K. Kunkle
Name: Lisa K. Kunkle
Title: Vice President, General Counsel & Secretary